Exhibit 99.1

Sio Gene Therapies Provides Corporate Update

-Company Announces Termination of Licensing Agreement for GM1 and GM2 Gene Therapies with the University of Massachusetts
-Company has engaged SVB Securities to advise it on a range of strategic alternatives to maximize stockholder value
-Company had cash and cash equivalents of approximately $64 million at March 31, 2022; license termination and related headcount reduction lowers operating expenses significantly

NEW YORK, N.Y., AND DURHAM, N.C., April 27, 2022 (GLOBE NEWSWIRE) – Sio Gene Therapies Inc. (NASDAQ: SIOX) today announced that it has provided the required notice to the University of Massachusetts to terminate its licensing agreement to develop and commercialize gene therapy product candidates, including AXO-AAV-GM1 and AXO-AAV-GM2, for the treatment of GM1 gangliosidosis and GM2 gangliosidosis (including Tay-Sachs disease and Sandhoff disease), respectively.

In parallel, the Company announced that it plans to explore and review a range of strategic alternatives focused on maximizing stockholder value from the Company’s cash and cash equivalents of approximately $64 million at March 31, 2022. The Company will explore options such as the potential for a company sale, merger, business combination, or other transactions designed to maximize shareholder value. SVB Securities will act as Sio’s financial advisor with respect to the strategic review process.

“After a thorough review of our ongoing programs, and given the current public financing environment, we have decided to terminate our GM1 and GM2 licensing agreements with UMass and wind down our related clinical trials and manufacturing operations,” said David Nassif, J.D., Chief Executive Officer of Sio. “We are exploring strategic options that may more effectively maximize shareholder value and, as a result, we are also implementing a significant headcount reduction to conserve capital. We will support our study investigators as they complete ongoing clinical activities and continue supplying study drug to patients during the notice period. We are immensely grateful for the support from the GM1, Tay-Sachs and Sandhoff disease communities and are honored to have worked with such amazing patients, families and physicians over the last few years.”

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “believe”, “would”, “plan”, “explore”, “expect”, “intend”, “estimate”, “may” and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding potential strategic alternatives focused on maximizing stockholder value and related review process, costs associated with its planned operating activities, headcount reductions and capital conservation plans, expectations regarding ability to obtain financing, expected cash burn runway, and expectations regarding licensing and commercial agreements including planned activities, timing, and costs associated with wind-downs of clinical programs (including the license and manufacturing arrangements for GM1 and GM2) are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the impact of the COVID-19 pandemic on Sio’s operations; the actual funds required for planned operating activities, including wind-down activities for clinical programs and exploration of strategic alternatives; costs and risks related to headcount reductions and capital conservation plans; the ability to explore and execute upon strategic alternatives; the ability to efficiently wind down clinical programs and conduct required activities during wind down processes; the outcome of interactions with regulatory agencies.

These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 11, 2022, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media

Josephine Belluardo, Ph.D.
LifeSci Communications
(646) 751-4361
jo@lifescicomms.com
info@siogtx.com

Investors and Analysts

David W. Nassif
Sio Gene Therapies Inc.
Chief Executive Officer; Chief Financial Officer and General Counsel
david.nassif@siogtx.com
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